SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE MUTUAL FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-0920

August 23, 2013

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Enhanced Income Fund (the “Enhanced Income Fund”) and the Nationwide Short Duration Bond Fund (the “Short Duration Bond Fund”) (each, a “Fund” and collectively, the “Funds”), each a series of Nationwide Mutual Funds (the “Trust”).

Specifically, the Board of Trustees (the “Board”) of the Trust has approved the selection of HighMark Capital Management, Inc. (“HighMark”) to serve as the new subadviser to each of the Funds.  At the same time, the Board approved the termination of Morley Capital Management, Inc. (“Morley”) as subadviser to the Funds.  The change to HighMark as subadviser to the Funds was effective on June 17, 2013.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.  The full Information Statement will also be available on the Funds’ website at http://www.nationwide.com/mutualfundsshareholdernews until December 15, 2013.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Funds at 855-835-8312.

The Board approved the appointment of HighMark as subadviser to the Funds upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Funds.  This recommendation was based on several factors, including:

•	NFA’s belief that Morley’s more risk-averse approach to investing did not produce competitive investment returns;
•	NFA’s belief that HighMark has the potential to product more-competitive returns for the Funds; and
•	HighMark’s internal resources and the investment personnel who would be managing the Funds.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-0920

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Enhanced Income Fund (the “Enhanced Income Fund”) and the Nationwide Short Duration Bond Fund (the “Short Duration Bond Fund”) (each, a “Fund” and collectively, the “Funds”).  All shareholders of record, as of the date hereof, will receive this Information Statement.  This Information Statement will be sent to shareholders on or about September 13, 2013.    The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Funds’ investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval provided, among other things, that the Funds send to their shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

Each of the Funds is an investment portfolio or series of the Trust.  The Trust, on behalf of each Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for each of the Funds and supervises each Fund’s daily business affairs, subject to the supervision and direction of the Board.  NFA selects subadviser(s) it believes will provide the Funds with high-quality investment management services consistent with each Fund’s investment objective.  NFA is responsible for the overall monitoring of the Funds’ subadvisers.

Effective June 17, 2013, HighMark Capital Management, Inc. (“HighMark”) began serving as subadviser to each of the Funds, following the termination of Morley Capital Management Inc. (“Morley”), the previous subadviser to each Fund.  As a result of this change, the assets of the Funds previously subadvised by Morley now are subadvised by HighMark.  HighMark is independent of NFA, and discharges its responsibilities subject to the oversight and supervision of NFA.  HighMark is paid by NFA from the fees NFA receives from each Fund.  In accordance with procedures adopted by the Board, a subadviser may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of HighMark, located at 350 California Street, Suite 1600, San Francisco, CA 94104, as a subadviser to the Funds.  HighMark began subadvising the Funds on June 17, 2013, following action taken by the Board on March 28, 2013 to approve HighMark as subadviser to each of the Funds.  The decision by the Board to approve HighMark as a subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Funds’ subadvisers, NFA is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Enhanced Income Fund and the Short Duration Bond Fund have investment objectives and principal investment strategies that are similar, although not identical.  Each Fund seeks (or seeks to provide) a high level of current income while preserving capital and minimizing fluctuations in share value.  The Enhanced Income Fund invests primarily in investment-grade corporate bonds, U.S. government securities, mortgage-backed securities and asset-backed securities.  The Short Duration Bond Fund also invests in the same types of securities but, unlike the Enhanced Income Fund, the Short Duration Bond Fund has a policy to invest, under normal circumstances, at least 80% of its net assets in such securities.  The Short Duration Bond Fund is managed so that its duration will not exceed three years.  By contrast, the Enhanced Income Fund is managed so that its duration will be between six months and one year, and will not exceed two years.

Morley employed a risk-averse strategy that emphasized safety of principal.  NFA found that although Morley provided the Funds with stability and safety, its emphasis on conservative, low-risk investing did not produce the types of returns that can attract investors seeking to invest in short-term fixed-income mutual funds.  In contrast, NFA believed that HighMark’s portfolio management team was capable of producing more competitive returns.

In selecting HighMark, NFA conducted quantitative, qualitative and risk due diligence reviews that included conference calls and on-site due diligence meetings with HighMark to evaluate HighMark’s investment capabilities and processes, management team, compliance program and operational capabilities.  Based on NFA’s due diligence reviews, NFA concluded that HighMark meets NFA’s quantitative, qualitative and risk due diligence standards and qualifications.

HighMark

NFA found HighMark to be qualified and an appropriate candidate to serve as the subadviser to each of the Funds, considering the results of a detailed due diligence process, each Fund’s investment objective and strategies, and HighMark’s approach to investing.  HighMark uses a disciplined investment process that seeks to identify sector and duration opportunities that could add value across fixed-income strategies.  Buy and sell decisions are driven primarily by yield curve analysis, sector analysis and duration management.  Portfolios are constructed to be diversified across multiple sectors and industries using relative value analysis to allocate assets in proportion to each sector’ deviation from its long-term mean.  HighMark seeks to ensure that risk is managed and minimized through security diversification, credit risk monitoring, and interest rate sensitivity analysis.

E. Jack Montgomery, CFA, is responsible for the day-to-day management of the Nationwide Enhanced Income Fund and Nationwide Short Duration Bond Fund.  Jeffrey Klein, David Wines and Gregory Lugosi support Mr. Montgomery in the day-to-day management of the Funds.

Mr. Montgomery, CFA, is Vice President and Director of Fixed Income of HighMark and has been associated with HighMark and its predecessors since 1994.  Prior to 1994, Mr. Montgomery was the portfolio manager of the San Francisco Employees’ Retirement Systems fixed income portfolio, and spent 11 years at Interstate Bank of Oregon, managing employee benefit fixed income portfolios.  Mr. Montgomery earned a Bachelor of Arts degree in Finance from the University of Oklahoma and an MBA in Finance from the University of Oregon at Eugene.

Mr. Klein, CFA, is Vice President and Fixed-Income Funds Manager of HighMark and has been associated with HighMark since 2010.   Prior to 2010, Mr. Klein was Senior Portfolio Manager of Bishop Street Capital Management from 2009 to 2010; Managing Director, Co-Head U.S. Fixed Income and Head of U.S. Credit Management of Halbis Capital Management from 2005 to 2007; and Portfolio Manager of Dodge & Cox from 1992 to 2004.  Mr. Klein earned a Bachelor of Arts degree in Political Science with a minor in English Literature from Columbia University.

Mr. Wines, CFA, is Vice President and Chief Fixed Income Officer of HighMark and has been associated with HighMark since 2004.  Prior to joining HighMark, Mr. Wines was the Director of Investment Strategies at AssetMark Investment Services.  Mr. Wines earned a Bachelor of Science degree in Finance from the University of

Oregon and a Master of Business Administration in Management from Golden Gate University.

Mr. Lugosi is Vice President and Fixed-Income Funds Manager of HighMark and has been associated with HighMark and its predecessors since 1991.  Mr. Lugosi earned a Bachelor of Arts degree in Business Administration from Woodbury University.

Based on the foregoing factors, NFA decided to recommend that HighMark serve as subadviser to the Funds.

BOARD CONSIDERATIONS

At a Board meeting held in person on March 28, 2013, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of HighMark to subadvise each Fund’s assets.  The Trustees were provided with detailed materials relating to HighMark in advance of and at the meeting. The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by HighMark as Subadviser.  The Board considered the information provided by NFA relating to HighMark, including information relating to HighMark’s investment process and risk management.  The Board also examined and considered the experience of the investment personnel of HighMark who would be managing each Fund.  The Board concluded that the nature and extent of the services provided appeared to be consistent with the terms of the advisory agreement.

Investment Performance.  The Board evaluated each Fund’s investment performance and considered historical performance information of HighMark in managing similar investment mandates. The Trustees concluded that the prospects for satisfactory investment performance by the Funds, if HighMark were appointed as a subadviser, were reasonable.

Fee Levels.  The Board considered each Fund’s overall fee level and noted that the overall expenses of the Funds would not be increased because of the subadvisory agreement, as HighMark’s fees are paid out of the advisory fee that NFA receives from the Funds.  The Board noted that NFA is obligated to pay subadvisory fees to HighMark at the same rate as it paid such fees to Morley, but that because the breakpoints in the fee schedule with Highmark are triggered by the aggregate assets of all of the Nationwide fixed income funds for which HighMark serves as subadviser, NFA will pay HighMark a lower effective rate.  The Board concluded that the subadvisory fees to be paid to HighMark appeared to be fair and reasonable in light of the information provided.

Economies of Scale.  Each Fund’s current advisory fee schedule includes breakpoints.  In addition, the subadvisory fees to be paid to HighMark by NFA include breakpoints.

Profitability; Fall-Out Benefits.  The Board considered the factor of profitability to HighMark as a result of the subadvisory relationship with the Funds and indicated that profitability would be assessed only after a reasonable period of service to the Funds.  NFA informed the Board that NFA believes that “fall-out” or ancillary benefits could accrue to HighMark or NFA as a result of its relationship with the Funds.

Terms of the Subadvisory Agreement.  The  non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

The Board considered that HighMark is the investment adviser to a number of mutual funds proposed to be “adopted” by newly created funds in the Nationwide family of funds and that the terms of the adoption transaction contemplated that HighMark would serve as subadviser to certain other Nationwide funds, including this Fund.

Conclusion.  Based on a totality of the above-noted factors, the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with HighMark (“Agreement”) was approved by the Board on March 28, 2013.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to either Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement has an initial term with respect to the Funds that expires on May 1, 2015, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board.  The Agreement, as it relates to either or both Funds, may be terminated for either or both Funds on not more than 60 days’ written notice by NFA, the Trust on behalf of either or both of the Funds, or a majority of the outstanding voting securities of either or both Funds and on not less than 60 days’ written notice to NFA by HighMark. The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to HighMark (as a percentage of each Fund’s average daily net assets) is set forth in the table attached as Exhibit A.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of each Fund’s assets to HighMark and for overseeing and reviewing the performance of HighMark.  Under the current arrangement, HighMark will manage substantially all of the Funds’ assets.  HighMark is required to manage the Funds in accordance with the Funds’ investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, HighMark is authorized to purchase and sell securities on behalf of each Fund through brokers or dealers HighMark selects and to negotiate commissions to be paid on such transactions.  In doing so, HighMark is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Liability. Under the Agreement, HighMark and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Funds or a Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under the Agreement. The Agreement provides that nothing in the Agreement, however, relieves HighMark from any of its obligations under federal and state securities laws and other applicable law.  Under the Agreement, NFA and its affiliates and controlling persons cannot be held liable to HighMark in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Agreement.

Indemnification.  HighMark is required, under the Agreement, to indemnify NFA, the Trust, each Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of HighMark’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.  The Agreement contains provisions pursuant to which NFA is required to indemnify HighMark for any liability and expenses which may be sustained as a result of NFA’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Requirements.  The Agreement also includes provisions arising from regulatory requirements.  These provisions include a requirement that HighMark establish and maintain written proxy voting procedures in compliance with current, applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); (ii) by mail at the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT HIGHMARK

HighMark, located at 350 California Street, Suite 1600, San Francisco, CA  94104, is a subsidiary of Union Bank, N.A., which is a subsidiary of UnionBanCal Corporation.  UnionBanCal Corporation is wholly owned by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU).  BTMU is a wholly owned subsidiary of Mitsubishi UFJ Financial Group, Inc.  As of March 31, 2013, HighMark had approximately $19.3 billion in assets under management.  HighMark (and its predecessors) has been providing investment management services to individuals, institutions and large corporations since 1919.  The following table sets forth the name and principal occupation of the principal executive officer and each director of HighMark.  The address of each person listed below is 350 California Street, San Francisco, CA  94104.

Name	Title
Dennis Mooradian	President & Chief Executive Officer
Kevin Rogers	Senior Vice President & Managing Director
Noel Casale	Vice President, Chief Compliance Officer and Assistant Secretary
Jeffrey Boyle	Senior Vice President & Sales Manager
Christine Weiss	Senior Vice President & Manager
Kevin Rowell	Senior Vice President & Managing Director
Jonathan Fayman	Senior Vice President, Chief Financial Officer & Secretary
Pamela O’Donnell	Vice President, Mutual Fund Administration
David Wines	Vice President & Chief Fixed Income Officer
Derek Izuel	Vice President & Chief Equity Officer

MORE ABOUT FEES AND EXPENSES

Each Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of such Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended October 31, 2012, the Funds paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Funds’ investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 13, 2013.  The Investment Advisory Agreement was last approved by Fund shareholders on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Funds; (ii) has overall supervisory responsibility for the general management and investment of the Funds’ assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated.  NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Funds’ business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Funds, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of July 31, 2013, the Funds had issued and outstanding the shares in the amounts as set forth in the table attached as Exhibit D.

As of July 31, 2013, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Funds.

As of July 31, 2013, the Trustees and Officers of the Trust as a group owned less than 1% of the outstanding shares of any class of the Funds.

Although the Trust is not asking shareholders to vote on the approval of HighMark as subadviser to the Funds, the Trust is required by the rules of the SEC to summarize the voting rights of shareholders.  Whenever a matter affecting a Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Funds is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting a Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Funds’ shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Funds.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial Services, Inc., a holding company which is a direct wholly owned subsidiary of Nationwide Corporation.  All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders.  The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of HighMark, nor do any such Officers or Trustees own securities issued by, or have any other material direct or indirect interest in, HighMark, or any other person controlling, controlled by or under common control with HighMark.

The Trust will furnish without charge a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of
Nationwide Mutual Funds,

/s/Eric E. Miller
Eric E. Miller, Secretary
August 23, 2013

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to HighMark (as a percentage of each Fund’s average daily net assets under HighMark’s management) is set forth in the following table.

Fund Name	Subadvisory Fees
Nationwide Enhanced Income Fund and Nationwide Short Duration Bond Fund
0.10% on Aggregate Subadviser Assets1 up to $500 million;
0.0975% on Aggregate Subadviser Assets1 of $500 million and more but less than $1 billion; and
0.0925% on Aggregate Subadviser Assets1 of $1 billion and more.

1The term “Aggregate Subadviser Assets” means the combined assets subadvised by HighMark of the Nationwide Enhanced Income Fund, the Nationwide Short Duration Bond Fund, and the Nationwide HighMark Short Term Bond Fund (each a series of Nationwide Mutual Funds) and the NVIT Enhanced Income Fund (a series of Nationwide Variable Insurance Trust).

EXHIBIT B

INVESTMENT ADVISORY FEES

Each Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of each Fund’s average daily net assets) as set forth in the following table.

Fund Name	Advisory Fees
Nationwide Enhanced Income Fund and Nationwide Short Duration Bond Fund
0.35% on assets up to $500 million;
0.34% on assets of $500 million and more but less than $1 billion;
0.325% on assets of $1 billion and more but less than $3 billion;
0.30% on assets of $3 billion and more but less than $5 billion;
0.285% on assets $5 billion and more but less than $10 billion; and
0.275% on assets of $10 billion and more

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The table below sets forth the investment advisory fees paid by the Funds to NFA for the year ended October 31, 2012. The amount indicated is net of waivers and reimbursements.

Fund Name	Advisory Fees ($)
Nationwide Enhanced Income Fund	$937,607
Nationwide Short Duration Bond Fund	$426,237

EXHIBIT D

As of July 31, 2013, the Funds had issued and outstanding the shares in the amount set forth in the table attached below.

Fund Name	Number of Shares Outstanding
Nationwide Enhanced Income Fund
Class A	1,745,747.867
Class R2	863.317
Institutional Class	29,851,688.639
Institutional Service Class	12,372.412
Nationwide Short Duration Bond Fund
Class A	5,395,018.552
Class C	885,330.237
Institutional Class	1,414,790.307
Service Class	3,623,645.642

EXHIBIT E

As of July 31, 2013, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Funds:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide Enhanced Income Fund Class A
NFS LLC FEBO Frederick Marc Deutsch Leoda M Deutsch 3529 Huntley Drive Davidsonville, MD	164,972.371	9.45%
FIRST CLEARING LLC Special Custody Acct For the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63101-2523	238,209.524	13.65%
NFS LLC FEBO The Elise Kirschenbaum Trust Elise Kirschenbaum, Trustee U/A 07/29/2006 37000 Cedar Road Gates Mills	168,584.128	9.66%
MERRILL LYNCH PIERCE FENNER & SMITH For the Sole Benefit of Its Customer 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	325,929.237	18.67%
Nationwide Enhanced Income Fund Class R2
MERRILL LYNCH PIERCE FENNER & SMITH For the Sole Benefit of Customer 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	544.436	63.07%
MG TRUST COMPANY CUST FBO The Des Moines Pastoral Counseling 700 17th Street 717 17th Street, Suite 1300 Denver, CO 80202-3304	184.163	21.33%
NATIONWIDE MUTUAL INSURANCE Attention: Dean Hernandez One Nationwide Plaza Columbus, OH 43215-2239	112.285	13.01%
Nationwide Enhanced Income Fund Institutional Class
NATIONWIDE LIFE INSURANCE COMPANY Investor Destinations Moderately Aggressive Fund 1000 Continental Drive, Suite 400	5,189,449.541	17.39%

King of Prussia, PA 19406-2850
NATIONWIDE LIFE INSURANCE COMPANY Investor Destinations Moderate Fund 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	11,361,958.316	38.08%
NATIONWIDE LIFE INSURANCE COMPANY Investor Destinations Moderately Conservative Fund 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	6,409,962.834	21.49%
NATIONWIDE LIFE INSURANCE COMPANY Investor Destinations Conservative Fund 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	6,706,112.960	22.48%
Nationwide Enhanced Income Fund Institutional Service Class
NATIONWIDE MUTUAL INSURANCE Attention: Dean Hernandez One Nationwide Plaza Columbus, OH 43215-2239	1,123.139	9.08%
RAYMOND JAMES & ASSOC INC FBO Elizabeth K. Bennett Trustee U/A DTD Nov 28 1979 Bennett Family Survivors Trust 153 Harbor Island Road Beach, CA	11,248.594	90.92%
Nationwide Short Duration Bond Fund Institutional Class
FIRST CLEARING LLC Special Custody Account For the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63101-2523	1,220,092.543	86.32%

NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania, 19406
(800) 848-0920

Nationwide Enhanced Income Fund and Nationwide Short Duration Bond Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the internet relating to the Nationwide Enhanced Income Fund and the Nationwide Short Duration Bond Fund (the “Funds”) of Nationwide Mutual Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: Information Statement

The Information Statement details a recent subadviser change relating to the Funds. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of HighMark Capital Management, Inc. (“HighMark”) to serve as the new subadviser for each of the Funds.  At the same time, the Board approved the termination of Morley Capital Management, Inc. as subadviser to the Fund. These changes became effective on June 17, 2013.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full information statement will be available on the Funds’ website at http://www.nationwide.com/mutualfundsshareholdernews until December 15, 2013.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Funds at (855) 835-8312.

If you want to receive a paper or e-mail copy of the above listed document, you must request one.  There is no charge to you for requesting a copy.